Exhibit 10.13



                        SUPPLEMENTARY AGREEMENT NO.1
     TO M-1 AGREEMENT DATED APRIL 16, 2005 FOR THE PROVISION OF MARKETING AND
                              CONSULTING SERVICES.

Kurgan city                                                      April 25, 2005

     Limited liability company "ZAURALNEFTEGAZ", hereinafter referred to as the "Client", in the person of general director Oleg V. Zhuravlev, acting in compliance with the by-laws, on one side, and LLC "CONSULTING FIRM BUSINESS-STANDARD", hereinafter referred to as the "Consultant", in the person of general director I.S. Ryabokon, acting in compliance with the by-laws, on the other side, together referred to as the "parties", have entered this supplementary agreement to the M-1 agreement dated April 16, 2005 for the provision of marketing and consulting services, as follows:

     1. Clause 3.2 of the abovementioned agreement shall read as follows:

"3.2 The Consultant's services are subject to payment under the following time periods and conditions: a sum, equivalent to 250,000 (two hundred and fifty thousand) US dollars are paid as a down-payment within five (5) after the signing of this agreement, and the outstanding amount is paid upon receiving a notary certified copy of a letter from the Ministry of Natural Resources of the Russian Federation, confirming the Client's title to the licenses, mentioned in clause 1.2 of this agreement."

SIGNATURES OF THE PARTIES:

     The Client:                      The Consultant:
LLC "Zauralneftegaz"                  LLC "Consulting firm "Business-Standard"
Tax Payer ID: 4501094906              Tax Payer ID: 7709370935



/s/ Oleg V. Zhuravlev                 /s/ I.S. Ryabokon
---------------------------           --------------------------
     (signature)                            (signature)

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